UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 8, 2011, Roger Johnson resigned as Vice President and Chief Accounting Officer of Newmont Mining Corporation (the “Company”) to pursue another opportunity.

Effective as of March 8, 2011, the Company has appointed David Ottewell as interim Controller and Chief Accounting Officer, reporting to Russell Ball, the Company’s Executive Vice President and Chief Financial Officer. Mr. Ottewell, age 50, has been employed by the Company since 2005, having served as Assistant Controller from 2007 to present and as Senior Director of Financial Reporting from 2005 to 2007. Prior to joining the Company, Mr. Ottewell provided consulting services to the Company and other clients in 2004 and held the position of Controller and Chief Accounting Officer at Echo Bay Mines Limited from 1999 to 2003. Mr. Ottewell has more than 28 years of experience in many aspects of financial, internal control and accounting management.

There is no arrangement or understanding between Mr. Ottewell and any other persons pursuant to which Mr. Ottewell was selected as interim Controller and Chief Accounting Officer.  There are no family relationships between Mr. Ottewell and any of the Company’s directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. Ottewell reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser
Title: Vice President and Secretary

Dated: March 10, 2011

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